Consent of Independent Registered Public Accounting Firm
To the Board of Trustees of
[Calvert Social Investment Fund][Calvert SAGE Fund]:

We consent to the use of our reports dated as of [date], with respect to the financial statements of the [Calvert Large Cap Core Portfolio][Calvert Global Value Fund][Calvert Global Equity Income Fund][Calvert Equity Portfolio] as of [September 30, 2015][December 31, 2015], incorporated herein by reference and to the references to our firm under the headings “Financial Statements” in the Registration Statement on Form N-14.
[SIGNATURE]
Philadelphia, Pennsylvania
April __, 2016